UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 26, 2007

AMERICAN PHYSICIANS SERVICE GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

TEXAS		75-1458323
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1301 CAPITOL OF TEXAS HIGHWAY

SUITE C-300

AUSTIN, TEXAS 78746

(Address of Principal Executive Offices, Zip Code)

(512) 328-0888

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 22, 2007 American Physicians Service Group, Inc. (the “Company”) and Timothy L. LaFrey entered into an Executive Employment Agreement (the “Agreement”), pursuant to which Mr. LaFrey will become the Company’s President and Chief Operating Officer. The date he will commence his employment is to be mutually agreed upon, but is expected to be in mid-April, 2007. The Company’s Board of Directors (the “Board”) appointed Mr. LaFrey as a member of the Board effective March 23, 2007.

Under the terms of the Agreement, the Company will employ Mr. LaFrey as President and Chief Operating Officer for a period of four years. The Company will pay Mr. LaFrey an annual salary of $375,000. Mr. LaFrey will be eligible for, but not guaranteed, annual bonuses based on his individual performance, as well as the performance and profitability of the Company, at the discretion of the Board. The Agreement provides that the Company will grant Mr. LaFrey an option to acquire 50,000 shares of the Company’s common stock, with an exercise price equal to the closing price per share on the date of grant and vesting over two years. In addition, the Agreement also entitles Mr. LaFrey to receive a deferred stock award of approximately 4,000 shares of the Company’s common stock upon commencement of employment. The Agreement entitles Mr. LaFrey to receive a severance payment, generally equal to four times Mr. LaFrey’s average annual cash compensation if the Company terminates his employment without cause (as defined in the Agreement) or he terminates for good reason (as defined in the Agreement) following a change in control of the Company.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As described under Item 1.01 above, Mr. LaFrey, age 51, has been appointed President and Chief Operating Officer of the Company. The date he will commence his employment is to be mutually agreed upon, but is expected to be in mid-April, 2007. The Company’s Board has appointed Mr. LaFrey as a member of the Board effective March 23, 2007. Mr. LaFrey had previously served as partner in charge of the Austin office of Akin Gump Strauss Hauer & Feld LLP where his law practice focused on corporate governance, mergers and acquisitions, and debt and equity financings. Mr. LaFrey has extensive experience in the insurance, health care, technology, and financial services industries. Prior to becoming an attorney, Mr. LaFrey, who is also a certified public accountant, was in the audit practice of KPMG Peat Marwick in Austin. He maintains memberships in the American Bar Association, The State Bar of Texas, and the Travis County Bar Association. He is also a member of The American Institute of Certified Public Accountants, and the Texas Society of Certified Public Accountants.

Kenneth S. Shifrin, who was serving as Chairman, President, and Chief Executive Officer of the Company, will continue to serve as Chairman and Chief Executive Officer.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Executive Exployment Agreement, effective as of March 22, 2007, by and between the Company and Timothy L. LaFrey

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PHYSICIANS SERVICE GROUP, INC. (Registrant)

Date: March 26, 2007	By:	/s/ W.H. Hayes

	Name: Title:	W.H. Hayes Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description

10.1	Executive Exployment Agreement, effective as of March 22, 2007, by and between the Company and Timothy L. LaFrey

99.1	Press Release